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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-29917) pertaining to the 1983 Employee Stock Option Plan, the 1984 Employee Stock Option Plan and the 1985 Employee Stock Option Plan of Medical Imaging Centers of America, Inc. and in the related Prospectus of our report dated February 17, 1995, with respect to the consolidated financial statements of Medical Imaging Centers of America, Inc. included in its Annual Report (Form 10-K\A) for the year ended December 31, 1994.


                                                          ERNST & YOUNG LLP

San Diego, California
August 31, 1995